UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Chesapeake Oilfield Operating, L.L.C.

(Exact name of Registrant as specified in its Charter)

Oklahoma	333-187766	45-3338422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 16, 2014, Chesapeake Energy Corporation (“Chesapeake”) will hold its 2014 Analyst Day meeting in Oklahoma City, Oklahoma, at which Chesapeake management is expected to provide updates regarding the potential spin-off of Chesapeake Oilfield Operating, L.L.C. (the “Company”). In connection with such presentation, the Company is providing certain information in this Current Report.

On February 24, 2014, Chesapeake announced that it was pursuing strategic alternatives for the Company, including a potential spin-off of the Company to Chesapeake’s shareholders or an outright sale of the Company. Chesapeake has completed its review of its strategic alternatives and announced today that it intends to proceed with the spin-off of the Company to Chesapeake’s shareholders. The Company has filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission and expects to update it in the coming weeks. In connection with the spin-off and a related recapitalization, Chesapeake expects to receive an approximate $400 million dividend from the Company that will be used to pay off intercompany debt. Chesapeake anticipates that the spin-off and recapitalization transactions will be completed by June 30, 2014. Chesapeake believes that, based on the Company’s current growth capital expenditures and the continuation of current market conditions following the spin-off, the Company is capable of growing its 2013 Adjusted EBITDA of $369 million by approximately 60% by the end of 2015. Adjusted EBITDA is a non-GAAP financial measure defined by the Company as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to add back impairments and gain or loss on sale of property and equipment. For a reconciliation of the non-GAAP financial measure Adjusted EBITDA to the GAAP financial measures net income and cash flows from operations, please read “Selected Historical Financial Data—Non-GAAP Financial Measure” in the Preliminary Information Statement filed as exhibit 99.1 to the Company’s Registration Statement on Form 10 on March 17, 2014. The spin-off is subject to several conditions, including approval by Chesapeake’s board of directors and the effectiveness of the Company’s Registration Statement on Form 10.

This Current Report contains forward-looking statements. Statements regarding the pursuit, consummation or timing of the proposed spin-off and recapitalization transactions, amount and timing of dividends to Chesapeake, future capital expenditures and future financial results of the Company, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to costs and difficulties related to the spin-off, market and business conditions, the companies’ financial results and performance, changes in law, availability and terms of any financing, actions by Chesapeake, customers and third parties, factors affecting the level of activity in the oil and gas industry, changes in capital expenditures plans, and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ CARY D. BAETZ
Cary D. Baetz Chief Financial Officer

Date: May 16, 2014

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